INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference into the Westbridge Research Group and Subsidiary (the "Company") registration statement on Form 10-KSB of our report dated January 10, 1997 on the financial statements of the Company for the years ended November 30, 1996 and 1995.


Peterson & Co.
San Diego, California
March 14, 1997